Exhibit 10.8

BRANDING SERVICES AGREEMENT

This Branding Services Agreement (the “Agreement”) is made and entered into as of August 20, 2025, by and between OXO, a Wyoming corporation with principal offices at 412 N MAIN ST STE 100, BUFFALO, WY 82834 (the “Service Provider”), and Isazeni Solutions Limited, a  Dubai Design District Building 1B, Office 503 - Dubai - United Arab  Emirates company (the “Client”).

1. Scope of Services

Service Provider agrees to provide brand strategy, identity design, and marketing consulting services to the Client, including brand positioning, creative direction, and visual communication guidelines (collectively, the “Services”).

2. Term

This Agreement shall commence on September 1, 2025 (the “Commencement Date”) and shall continue for a term of three (3) months, unless terminated earlier in accordance with this Agreement.

3. Compensation and Payment Terms

The total compensation for the Services shall be Five Thousand U.S. Dollars (US$5,000). The Client agrees to pay the Service Provider in two (2) installments as follows:

• First installment of US$2,500 due on October 1, 2025.
• Second installment of US$2,500 due on November 15, 2025.

All payments shall be made after the Services corresponding to each milestone are rendered. No payments or obligations shall arise prior to the performance of the related Services.

4. Deliverables

Service Provider shall deliver a comprehensive branding strategy, visual identity concept, and related marketing materials in accordance with the Client’s project requirements. Deliverables shall be reviewed and approved by the Client.

5. Ownership and Intellectual Property

All materials, concepts, and deliverables developed under this Agreement shall become the sole property of the Client upon full payment of the agreed compensation. Service Provider retains no rights to reuse or reproduce such materials.

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6. Confidentiality

Both Parties agree to maintain the confidentiality of all proprietary information exchanged during the term of this Agreement.

7. Independent Contractor

Service Provider is engaged as an independent contractor. Nothing in this Agreement shall be construed to create an employer-employee relationship, partnership, or joint venture between the Parties.

8. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict of law principles.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

OXO (Service Provider)

By: /s/ Aleksejus Klimanovas
Title: Chief Executive Officer

Isazeni Solutions Limited (Client)

By: /s/ Sretko Mladenovic
Title: General Manager

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